Exhibit 23b



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Superior Services, Inc. Registration Statements (Form S-3 No. 333-33141, Form S-4 No. 333-06443, and Form S-8 No. 333-53701) of our report dated March 24, 1998, on our audits of the consolidated financial statements of GeoWaste Incorporated as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in the Superior Services, Inc. Annual Report on Form 10-K.




                                                    PricewaterhouseCoopers LLP



Jacksonville, Florida
March 23, 1999